Exhibit 10.30

Execution Copy

STOCK PURCHASE AGREEMENT

between

FORUM ENERGY TECHNOLOGIES, INC.

and

TINICUM, L.P.,

dated

March 28, 2012

TABLE OF CONTENTS

Section 1.	PURCHASE AND SALE OF STOCK; OTHER AGREEMENTS	2

1.1	Agreement to Purchase and Sell	2
1.2	No Fractional Shares	3
1.3	Adoption Agreement	3
1.4	Lock-Up Agreement	3

Section 2.	CLOSING	3

2.1	The Closing	3

Section 3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	4

3.1	Preliminary Prospectus	4
3.2	Pricing Disclosure Package	4
3.3	Issuer Free Writing Prospectus	4
3.4	Registration Statement and Prospectus	5
3.5	Financial Statements	5
3.6	No Material Adverse Change	6
3.7	Organization and Good Standing and Qualification	6
3.8	Due Authorization of Transaction Agreements	7
3.9	Due Authorization of Underwriting Agreement	7
3.10	Capitalization	7
3.11	Stock Options	8
3.12	Valid Issuance of Share in the Initial Public Offering	8
3.13	Valid Issuance of Securities Hereunder	8
3.14	No Violation or Default	8
3.15	No Conflicts	9
3.16	No Consents Required	9
3.17	Legal Proceedings	9
3.18	Independent Accountants	10
3.19	Title to Real and Personal Property	10
3.20	Title to Intellectual Property	10
3.21	No Undisclosed Relationships	10
3.22	Investment Company Act	11
3.23	Taxes	11
3.24	Licenses and Permits	11
3.25	No Labor Disputes	11
3.26	Compliance with and Liability under Environmental Laws	11
3.27	Hazardous Materials	12
3.28	Compliance with ERISA	12
3.29	Disclosure Controls	13
3.30	Accounting Controls	13
3.31	Insurance	14
3.32	No Unlawful Payments	14
3.33	Compliance with Money Laundering Laws	14

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3.34	Compliance with OFAC	14
3.35	No Restrictions on Subsidiaries	14
3.36	No Broker’s Fees	15
3.37	No Registration Rights	15
3.38	No Stabilization	15
3.39	Forward-Looking Statements	15
3.40	Statistical and Market Data	15
3.41	Sarbanes-Oxley Act	15
3.42	Status under the Securities Act	15
3.43	Pricing Disclosure Package at the Applicable Time	15

Section 4.	REPRESENTATIONS, WARRANTIES, AND CERTAIN AGREEMENTS OF THE INVESTOR	16

4.1	Organization and Good Standing and Qualification	16
4.2	Authorization	16
4.3	Purchase for Own Account	16
4.4	Exempt Offering	16
4.5	Disclosure of Information	17
4.6	Investment Experience	17
4.7	Qualified Institutional Buyer or Accredited Investor Status	17
4.8	Restricted Securities	17
4.9	Further Limitations on Disposition	17
4.10	Legends	18

Section 5.	CONDITIONS TO THE INVESTOR’S OBLIGATIONS AT CLOSING	18

5.1	Representations and Warranties	18
5.2	Performance	18
5.3	Compliance Certificate	18
5.4	Closing of the Initial Public Offering	18
5.5	Execution and Delivery of Side Letter	18

Section 6.	CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING	18

6.1	Representations and Warranties	19
6.2	Performance	19
6.3	Compliance Certificate	19
6.4	Closing of the Initial Public Offering	19
6.5	Adoption Agreement	19
6.6	Lock-Up Agreement	19

Section 7.	INDEMNIFICATION	19

7.1	Indemnification	19
7.2	Payment	20
7.3	Survival of Representations and Warranties	20
7.4	Notice of Claims	20
7.5	Waiver of Certain Damages	21
7.6	Exclusive Remedy	21

ii

Section 8.	TERMINATION	21

8.1	Outside Date	21
8.2	Adverse Effect on Initial Public Offering	21

Section 9.	GENERAL PROVISIONS	21

9.1	Successors and Assigns	21
9.2	Third Parties	21
9.3	Governing Law	21
9.4	Counterparts	21
9.5	Headings	22
9.6	Notices	22
9.7	No Finder’s Fees	22
9.8	Amendments and Waivers	23
9.9	Severability	23
9.10	Entire Agreement	23
9.11	Further Assurances	23
9.12	Forward Stock Split	23
9.13	Delays or Omissions	23

iii

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into as of the 28th day of March, 2012, by and between Forum Energy Technologies, Inc., a Delaware corporation (the “Company”), and Tinicum, L.P., a Delaware limited partnership (such entity, or its permitted assignee, the “Investor”).

RECITALS:

WHEREAS, the Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-1 (Registration No. 333-176603), including a prospectus, relating to the initial public offering (the “Initial Public Offering”) by the Company of shares of common stock of the Company, $0.01 par value per share (the “Common Stock,” and such shares of Common Stock sold in the Initial Public Offering, the “Shares”). Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness that is furnished by the Company to the Underwriters (as defined below) for distribution in connection with the offering of the Shares, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement;

WHEREAS, promptly following the execution and delivery of this Agreement, the Company intends to file a Preliminary Prospectus setting forth a per share price range of $18.00 to $20.00 within which the Company expects to offer shares of Common Stock to the public in the Initial Public Offering (such Preliminary Prospectus, together with the pricing information set forth on Annex B to the Underwriting Agreement (as defined below) and each “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B to the Underwriting Agreement, the “Pricing Disclosure Package”);

WHEREAS, promptly following the determination of the price per share at which the Common Stock is to be offered to the public in the Initial Public Offering (the “Public Share Price”), the Company intends enter into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (the “Representatives”) as representatives of the several underwriters listed in Schedule 1 to the Underwriting Agreement (the “Underwriters”) setting forth the price per share at which the shares of Common Stock will be sold to the Underwriters pursuant to the

Underwriting Agreement (the “Underwriter Share Price”), the number of shares of Common Stock to be issued and sold by the Company to the Underwriters pursuant to the Underwriting Agreement (such number (not taking into account any Shares to be issued and sold pursuant to the Underwriters’ option to purchase additional shares of Common Stock from the Company), the “Primary Shares Amount”) and the number of shares of Common Stock to be sold by the stockholders of the Company named in Schedule 2 to the Underwriting Agreement (the “Selling Stockholders”) to the Underwriters pursuant to the Underwriting Agreement (such number (not taking into account any Shares to be sold pursuant to the Underwriters’ option to purchase additional shares of Common Stock from the Selling Stockholders), the “Secondary Shares Amount,” and the Secondary Shares Amount, together with the Public Share Price, the Underwriter Share Price and the Primary Shares Amount, the “Initial Public Offering Economics”); and

WHEREAS, concurrently with the closing of the Initial Public Offering, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, shares of Common Stock in an offering exempt from the registration requirements of the Securities Act on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth in this Agreement, the parties to this Agreement agree as follows:

Section 1. PURCHASE AND SALE OF STOCK; OTHER AGREEMENTS.

1.1 Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth in this Agreement, the Company agrees to issue, sell and deliver to the Investor at the Closing (as defined in Section 2.1), and the Investor agrees to purchase from the Company at the Closing, at a price per share equal to the Underwriter Share Price, a number of shares of Common Stock equal to fifty million dollars ($50,000,000) divided by the Underwriter Share Price; provided, however, that if (a) the Public Share Price is greater than $20.00; (b) the Primary Shares Amount is less than thirteen million one hundred fifty-seven thousand eight hundred ninety-four (13,157,894) shares; or (c) the Secondary Shares Amount is greater than seven million nine hundred thousand (7,900,000) shares, then the Investor shall have no obligation to purchase shares of Common Stock pursuant to this Agreement and the Investor shall have the right to either terminate this Agreement or elect to purchase such number of shares of Common Stock equal to an aggregate dollar amount that is less than or equal to fifty million dollars ($50,000,000), as solely determined by the Investor, divided by the Underwriter Share Price. If upon determination of the Initial Public Offering Economics, the Initial Public Offering Economics are such that any of the statements in clauses (a), (b) or (c) of the immediately preceding sentence is true, then an “Opt-Out Event” shall be deemed to have occurred. Immediately following determination of the Initial Public Offering Economics, the Company shall notify the Investor in writing (via electronic mail) of the Initial Public Offering Economics (the “Pricing Notification”). If an Opt-Out Event shall have occurred, then the Investor shall have two hours following delivery of the Pricing Notification to deliver to the Company an irrevocable notice in writing (via electronic mail) of its exercise of its purchase right and the aggregate dollar amount that the Investor desires to purchase (the “Purchase Notification”); provided, however, that notwithstanding the foregoing, the Investor shall use reasonable best efforts to deliver any such Purchase Notification within one hour following delivery of the Pricing Notification. If the Investor timely delivers a Purchase Notification pursuant to the foregoing sentence, then subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth in this Agreement, the Company agrees to issue, sell and deliver to the Investor at the Closing, and the Investor agrees to purchase from the Company at the Closing, at a price per share equal to the Underwriter Share Price, the number of shares of Common Stock equal to the aggregate dollar amount set forth in the Purchase Notification divided by the Underwriter Share Price. If an Opt-Out Event occurs and the Investor fails to timely deliver a Purchase Notification to the Company, then this Agreement shall automatically terminate and neither party will have any liability under this Agreement to the other party. The shares of Common Stock purchased and sold pursuant to this Agreement shall be collectively referred to in this Agreement as the “Securities.”

1.2 No Fractional Shares. No fractional shares of Common Stock shall be issued to the Investor pursuant to Section 1.1 of this Agreement. If any fractional shares of Common Stock would otherwise be issued to the Investor in accordance with the provisions hereof, the number of shares of Common Stock to be issued to the Investor shall be rounded down to the nearest whole share of Common Stock.

1.3 Adoption Agreement. At the Closing, the Investor agrees to execute and deliver the Adoption Agreement in the form attached as Exhibit A to the Stockholders Agreement (as defined in Section 3.8) (the “Adoption Agreement”). The Company and the Investor agree that, upon the Closing and the issuance of the Securities, the Investor shall be considered a Non-SCF Holder (as defined in the Stockholders Agreement) for all purposes under the Stockholders Agreement.

1.4 Lock-Up Agreement. The Investor agrees to execute and deliver to the lead Underwriter the Lock-Up Agreement in the form attached hereto as Exhibit A (the “Investor Lock-Up Agreement”).

Section 2. CLOSING.

2.1 The Closing. The purchase and sale of the Securities shall take place concurrently with the closing of the Initial Public Offering at the offices of Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas, or at such other place that the closing of the Initial Public Offering may occur pursuant to the Underwriting Agreement (which time and place are referred to in this Agreement as the “Closing”). At the Closing, the Company shall deliver to the Investor book-entry shares, registered in the name of the Investor at American Stock, Transfer & Trust Company, LLC, evidencing the number of shares of Common Stock to be purchased by the Investor pursuant to Section 1.1 of this Agreement against payment of the purchase price for such shares of Common Stock as determined in accordance with Section 1.1 of this Agreement by wire transfer of immediately available funds to the Company pursuant to written instructions to be delivered to the Investor not less than three (3) days prior to the Closing.

Section 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Unless specifically stated otherwise, the Company represents and warrants to the Investor, as of the Applicable Time (as defined in the Underwriting Agreement) and as of the Closing, that:

3.1 Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) of the Underwriting Agreement.

3.2 Pricing Disclosure Package. The Pricing Disclosure Package does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) of the Underwriting Agreement.

3.3 Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B to the Underwriting Agreement, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) of the Underwriting Agreement.

3.4 Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) of the Underwriting Agreement.

3.5 Financial Statements.

(a) Financial Statements of the Company. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries, as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby; and the pro forma financial information and the related notes thereto included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and give effect to assumptions made on a reasonable basis as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(b) Financial Statements of Davis-Lynch, Inc. The financial statements and the related notes thereto of Davis-Lynch, Inc. included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act (as defined in Section 3.29), as applicable, and present fairly in all material respects the financial position of Davis-Lynch, Inc. as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the other financial information of Davis-Lynch, Inc. included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of Davis-Lynch, Inc. and presents fairly in all material respects the information shown thereby.

3.6 No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except as disclosed in the Registration Statement, Pricing Disclosure Package and Prospectus, (i) there has not been any material change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), any material change in the short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

3.7 Organization and Good Standing and Qualification. As of the date hereof and as of the Closing, the Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement and the Underwriting Agreement (a “Material Adverse Effect”). The subsidiaries listed in Schedule 3 to the Underwriting Agreement are the only significant subsidiaries of the Company.

3.8 Due Authorization of Transaction Agreements. As of the date hereof and as of the Closing, the Company has full right, power and authority to execute and deliver this Agreement and the Side Letter attached hereto as Exhibit B (the “Side Letter”) and this Agreement, together with the Side Letter, the “Transaction Agreements”), and to perform its obligations hereunder and thereunder, and all action required to be taken for the due and proper authorization, execution and delivery by it of the Transaction Agreements and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly taken. As of the date hereof and as of the Closing, the Transaction Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally; (b) the effect of rules of law governing the availability of equitable remedies; and (c) to the extent the indemnification provisions contained in the Registration Rights Agreement attached to the Amended and Restated Stockholders Agreement of the Company, dated as of August 2, 2010, as amended (the “Stockholders Agreement,” as Exhibit B (the “Registration Rights Agreement”) may be limited by applicable federal or state securities laws.

3.9 Due Authorization of Underwriting Agreement. The Company has full right, power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of the Underwriting Agreement and the consummation by it of the transactions contemplated thereby have been duly and validly taken. As of the Closing, the Underwriting Agreement has been duly authorized, executed and delivered by the Company.

3.10 Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the headings “Capitalization” and “Description of capital stock”; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders in the Initial Public Offering) have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any preemptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing

Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly authorized and validly issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, other than those arising under the Amended and Restated Credit Agreement, dated as of October 4, 2011, among the Company, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent and Swing Line Lender, Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A. and Bank of America, N.A. and such other lenders designated from time to time as issuing lenders.

3.11 Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company.

3.12 Valid Issuance of Share in the Initial Public Offering. The Shares to be issued and sold by the Company under the Underwriting Agreement have been duly authorized by the Company and, when issued and delivered and paid for as provided therein, will be duly and validly issued, will be fully paid and nonassessable and will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

3.13 Valid Issuance of Securities Hereunder. As of the date hereof and as of the Closing, the Securities to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable; will be delivered to the Investor free and clear of all liens, encumbrances, equities or adverse claims (other than those (a) restrictions under any federal or state securities laws, (b) restrictions created pursuant to this Agreement or the Stockholders Agreement and (c) any liens, encumbrances, equities or adverse claims as a result of actions by the Investor); and the issuance of the Securities is not subject to any preemptive or similar rights.

3.14 No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or bylaws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.15 No Conflicts. The execution, delivery and performance by the Company of this Agreement and the Underwriting Agreement, the issuance and sale by the Company of the Securities under this Agreement and the Shares under the Underwriting Agreement and the consummation by the Company of the transactions contemplated by this Agreement and the Underwriting Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to the Company and its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.16 No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement and the Underwriting Agreement, the issuance and sale by the Company of the Securities under this Agreement and the Shares under the Underwriting Agreement and the consummation of the transactions by the Company contemplated by this Agreement and the Underwriting Agreement, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

3.17 Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

3.18 Independent Accountants. Each of (i) PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its subsidiaries, (ii) Pannell Kerr Forster of Texas, P.C., who has certified certain financial statements of Subsea Services International, Inc., (iii) Deloitte LLP, who has certified certain financial statements of Triton Group Holdings LLC, (iv) Ernst & Young LLP, who has certified certain financial statements of Allied, and (v) UHY LLP, who has certified certain financial statements of Davis-Lynch, Inc., is an independent registered public accounting firm with respect to the Company and its subsidiaries, as the case may be, within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

3.19 Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.20 Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) material to the conduct of their respective businesses, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. The Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.21 No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

3.22 Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares in the Initial Public Offering and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

3.23 Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

3.24 Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization.

3.25 No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect.

3.26 Compliance with and Liability under Environmental Laws. (i) The Company and its subsidiaries (a) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees and orders relating to the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release (as defined in Section 3.27) or threat of Release of Hazardous Materials (as defined in Section 3.27) (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (c) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

3.27 Hazardous Materials. There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated by a government agency or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.

3.28 Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any material liability (each, a “Plan”) has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company or its subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company or its subsidiaries; (iii) neither the Company nor any member of its Controlled Group contributes to, or has an obligation to contribute to, nor has at any time within the preceding five years contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA or any other Plan subject to Title IV of ERISA or Section 412 of the Code; and (vii) to the Company’s knowledge, there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its subsidiaries. There has been no, nor is there expected to be any material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year.

3.29 Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”)) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

3.30 Accounting Controls. The Company and its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

3.31 Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are reasonably adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) believes that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

3.32 No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

3.33 Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

3.34 Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares under the Underwriting Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

3.35 No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

3.36 No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than the Underwriting Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares under the Underwriting Agreement.

3.37 No Registration Rights. Except for such rights as have been satisfied or waived, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission, the issuance and sale of the Shares by the Company under the Underwriting Agreement or, to the knowledge of the Company, the sale of the Shares to be sold by the Selling Stockholders under the Underwriting Agreement.

3.38 No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

3.39 Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

3.40 Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

3.41 Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and any applicable rules and regulations promulgated in connection therewith, including Section 402 related to loans.

3.42 Status under the Securities Act. At the time of filing the Registration Statement, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date of the Underwriting Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

3.43 Pricing Disclosure Package at the Applicable Time. At the Applicable Time, the Pricing Disclosure Package did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) of the Underwriting Agreement.

Section 4. REPRESENTATIONS, WARRANTIES, AND CERTAIN AGREEMENTS OF THE INVESTOR. The Investor represents and warrants to the Company, as of the date hereof and as of the Closing, that:

4.1 Organization and Good Standing and Qualification. The Investor has been duly organized and is validly existing and in good standing under the laws of the State of Delware, is duly qualified to do business and is in good standing in each jurisdiction in which the ownership or lease of its property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby or materially impair the Investor’s ability to perform its obligations under this Agreement. The Investor is located in, and all investment decisions with respect to the investment by the Investor in the Securities were made in, the State of New York.

4.2 Authorization. The Investor has full right, power and authority to execute and deliver this Agreement, the Side Letter, the Adoption Agreement and the Investor Lock-Up Agreement, and to perform its obligations hereunder and thereunder, and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement, the Side Letter, the Adoption Agreement and the Investor Lock-Up Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly taken. This Agreement and the Side Letter constitute, and the Adoption Agreement and the Investor Lock-Up Agreement when executed and delivered at the Closing shall constitute, valid and legally binding obligations of the Investor, enforceable in accordance with their respective terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally; (b) the effect of rules of law governing the availability of equitable remedies; and (c) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

4.3 Purchase for Own Account. The Securities shall be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the public resale or distribution of such Securities within the meaning of the Securities Act, and the Investor has no present intention of selling, granting any participation in or otherwise distributing the same.

4.4 Exempt Offering. The Investor acknowledges that the Securities have not been registered under the Securities Act and are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the representations of the Investor contained in this Agreement.

4.5 Disclosure of Information. The Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Investor or to which the Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3.

4.6 Investment Experience. The Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Securities to be purchased by it and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Securities. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3.

4.7 Qualified Institutional Buyer or Accredited Investor Status. The Investor is either (a) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, as presently in effect, or (b) an “accredited investor” as such term is defined under Rule 501 promulgated under the Securities Act.

4.8 Restricted Securities. The Investor understands that the Securities are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations under the Securities Act such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Commission Rule 144, as presently in effect, and understands the resale limitations imposed by Commission Rule 144 and by the Securities Act. The Investor understands that the Company is under no obligation to register any of the Securities except as provided in the Registration Rights Agreement.

4.9 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) such disposition shall not require registration of such securities under the Securities Act.

4.10 Legends. It is understood that the book-entry evidencing the Securities shall be coded with the legends set forth below:

(a) THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH OFFER, SALE, TRANSFER OR DISPOSITION IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT HAS BEEN PROVIDED TO THE COMPANY). THIS SECURITY IS SUBJECT TO CERTAIN TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT OF THE COMPANY, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

(b) Any other legends required by state securities laws applicable to the Investor.

Section 5. CONDITIONS TO THE INVESTOR’S OBLIGATIONS AT CLOSING. The obligations of the Investor under this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, the waiver of which shall not be effective against the Investor unless such waiver is given by written communication to the Company:

5.1 Representations and Warranties. Each of the representations and warranties of the Company contained in Section 3 shall be true and complete on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2 Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

5.3 Compliance Certificate. The Company shall have delivered to the Investor at the Closing a certificate signed on its behalf by its President, Chief Executive Officer or Chief Financial Officer certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

5.4 Closing of the Initial Public Offering. The Company shall have closed the Initial Public Offering.

5.5 Execution and Delivery of Side Letter. The Company shall have executed and delivered the Side Letter contemporaneously with the execution and delivery of this Agreement and shall have performed its obligations thereunder.

Section 6. CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING. The obligations of the Company under this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, the waiver of which shall not be effective against the Company unless such waiver is given by written communication to the Investor:

6.1 Representations and Warranties. Each of the representations and warranties of the Investor contained in Section 4 shall be true and complete on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

6.2 Performance. The Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

6.3 Compliance Certificate. The Investor shall have delivered to the Company at the Closing a certificate signed on its behalf by a duly authorized officer of its general partner certifying that the conditions specified in Sections 6.1 and 6.2 have been fulfilled.

6.4 Closing of the Initial Public Offering. The Company shall have closed the Initial Public Offering.

6.5 Adoption Agreement. The Investor shall have executed and delivered the Adoption Agreement.

6.6 Lock-Up Agreement. The Investor shall have executed and delivered to the lead Underwriter the Investor Lock-Up Agreement.

Section 7. INDEMNIFICATION.

7.1 Indemnification.

(a) Indemnification by the Company. Following the Closing, the Company shall indemnify the Investor and its respective affiliates, stockholders, officers, directors, partners, employees, agents, representatives, heirs, successors and permitted assigns (each, an “Investor Indemnified Party,” and collectively, the “Investor Indemnified Parties”) and shall save and hold each of them harmless against any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of any claims by or on behalf of any third party, including interest, penalties, reasonable attorneys’ fees and expenses and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (collectively, “Investor Losses”) which any Investor Indemnified Party may suffer, sustain or become subject to, as a result of any breach of the representations and warranties set forth in Sections 3.7, 3.8, 3.10 (but only that portion of Section 3.10 prior to the first semi-colon therein), 3.13 and 3.43.

(b) Indemnification by the Investor. Following the Closing, the Investor shall indemnify the Company and its respective affiliates, stockholders, officers, directors, partners, employees, agents, representatives, heirs, successors and permitted assigns (each, a “Company Indemnified Party,” and collectively, the “Company Indemnified

Parties”) and shall save and hold each of them harmless against any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of any claims by or on behalf of any third party, including interest, penalties, reasonable attorneys’ fees and expenses and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (collectively, “Company Losses”) which any Company Indemnified Party may suffer, sustain or become subject to, as a result of any breach of a representation or warranty on the part of the Investor set forth in Sections 4.1, 4.2, 4.3, 4.6 and 4.7 (the “Investor Fundamental Representations”).

7.2 Payment. Any indemnification of any Investor Indemnified Party by the Company pursuant to Section 7.1(a) shall be effected by wire transfer of immediately available funds from the Company to an account designated by such Investor Indemnified Party within three business days after the determination of such liability on the part of the Company. Any indemnification of any Company Indemnified Party by the Investor pursuant to Section 7.1(b) shall be effected by wire transfer of immediately available funds from the Investor to an account designated by such Company Indemnified Party within three business days after the determination of such liability on the part of the Investor.

7.3 Survival of Representations and Warranties. The representations and warranties of the Company contained in or made pursuant to Sections 3.7, 3.8, 3.10 (but only that portion of Section 3.10 prior to the first semi-colon therein) and 3.13 (collectively, the “Company Fundamental Representations”) and the Investor Fundamental Representations shall survive the Closing indefinitely. The representations and warranties of the Company contained in or made pursuant to Sections 3.1 through 3.42 (inclusive) (other than those made in the Company Fundamental Representations) and the representations and warranties of the Investor set forth in Section 4 (other than the Investor Fundamental Representations) shall terminate upon the Closing. The representations and warranties of the Company contained in or made pursuant to Section 3.43 of this Agreement shall survive the Closing for so long as any purchaser of Common Stock in the Initial Public Offering is entitled to bring claims against the Company relating to the purchase of shares of Common Stock in the Initial Public Offering under applicable U.S. securities laws. The date on which any such representation or warranty no longer survives in accordance with this Section 7.3 is referred to herein as the “Expiration Date.” No action for a breach of any representation or warranty contained herein shall be brought after the Expiration Date, except for claims of which the Indemnifying Party has received an Indemnity Notice setting forth in reasonable detail the claimed breach of representation or warranty prior to the Expiration Date.

7.4 Notice of Claims. If any person (as defined below) entitled to indemnity under Section 7.1(a) or Section 7.1(b) (an “Indemnified Party”) should have a claim hereunder against any indemnifying party under this Agreement (an “Indemnifying Party”), the Indemnified Party shall transmit to the Indemnifying Party a written notice (the “Indemnity Notice”) describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party’s request for indemnification under this Agreement. For purposes of this Agreement, “person” means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, governmental body or any other entity.

7.5 Waiver of Certain Damages. Notwithstanding any other provision of this Agreement, in no event shall any Indemnifying Party be liable for punitive, remote, speculative or lost profits damages of any kind or nature, regardless of the form of action through which such damages are sought.

7.6 Exclusive Remedy. Except for the assertion of any claim based on fraud, the remedies provided in this Section 7 shall be the sole and exclusive legal remedies of the parties hereto, from and after the Closing, with respect to this Agreement and the transactions contemplated hereby.

Section 8. TERMINATION.

8.1 Outside Date. Each of the Company or the Investor may terminate this Agreement if the Initial Public Offering is not closed on or before the forty-fifth (45th) day following the date of this Agreement.

8.2 Adverse Effect on Initial Public Offering. Notwithstanding anything herein to the contrary, the Company may terminate this Agreement at any time prior to Closing if the Company, in consultation with outside legal counsel and the lead Underwriter, reasonably determines that the transactions contemplated by this Agreement present a significant risk to the Company’s ability to timely consummate the Initial Public Offering. If this Agreement is terminated pursuant to this Section 8.2, then the Company shall reimburse the Investor for up to $100,000 of its reasonable out-of-pocket expenses directly related to the negotiation of this Agreement and the transactions contemplated herein and the Investor’s previously discussed equity investment in the Company.

Section 9. GENERAL PROVISIONS.

9.1 Successors and Assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties to this Agreement (including transferees of any Securities). Notwithstanding anything herein to the contrary, the Investor shall be permitted to assign its rights and obligations under this Agreement to any affiliate who agrees to be bound by the terms and conditions of this Agreement; provided that no such assignment shall relieve the Investor of its obligations hereunder.

9.2 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties to this Agreement and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.3 Governing Law. This agreement is governed by and shall be construed in accordance with the law of the State of Delaware without regard to the principles of conflicts of law thereof.

9.4 Counterparts. This Agreement may be executed in two or more counterparts (including, without limitation, facsimile counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

9.5 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs of this Agreement and exhibits and schedules attached to this Agreement, all of which exhibits and schedules are incorporated in this Agreement by this reference.

9.6 Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made (a) when delivered if delivered in person or sent by nationally recognized overnight or second day courier service, (b) upon transmission by fax if transmission is confirmed, (c) three business days after deposit with a U.S. post office if delivered by registered or certified mail (postage prepaid, return receipt requested) or (d) when delivered if delivered by electronic mail to the respective parties as follows:

If to the Company, at:

Forum Energy Technologies, Inc.

920 Memorial City Way, Suite 800

Houston, TX 77024

Attention: General Counsel

Facsimile: (281) 949-2555

E-mail: General.Counsel@f-e-t.com

If to the Investor, at:

Tinicum, L.P.

800 Third Avenue—40th Floor

New York, New York 10022

Attention: Mr. Terence M. O’Toole

Facsimile: (212) 750-9358

E-mail: totoole@tinicum.com

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

1888 Century Park East, Suite 2100

Los Angeles, California 90067

Attention: Alison Ressler

Facsimile: (310) 407-2681

E-mail: resslera@sullcrom.com

9.7 No Finder’s Fees. Each party represents that it neither is nor shall be obligated for any finder’s or broker’s fee or commission in connection with the transactions contemplated by this Agreement. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

9.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 9.8 shall be binding upon each holder of any securities purchased under this Agreement, each future holder of such securities and the Company.

9.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

9.10 Entire Agreement. This Agreement, together with all exhibits and schedules to this Agreement, constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter of this Agreement.

9.11 Further Assurances. From and after the date of this Agreement, upon the request of the Investor or the Company, the Company and the Investor shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

9.12 Forward Stock Split. All references in this Agreement to a price per share of Common Stock, or a number of shares of Common Stock issuable hereunder, give effect to the forward stock split contemplated in the Pricing Disclosure Package.

9.13 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to a party to this Agreement, upon any breach or default under this Agreement by the other party to this Agreement, shall impair any such right, power or remedy; nor shall it be construed to be a waiver of any such breach or default or an acquiescence in such breach or default or of any similar breach or default occurring after such breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after such breach or default. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first written above.

FORUM ENERGY TECHNOLOGIES, INC.

By:	/s/ C. Christopher Gaut

Name:	C. Christopher Gaut
Title:	President and Chief Executive Officer

TINICUM, L.P.

By:	Tinicum Lantern III, L.L.C., its general partner

By:	/s/ Terence M. O’Toole

Name:	Terence M. O’Toole
Title:	Co-Managing Member

SIGNATURE PAGE TO

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT

LIST OF EXHIBITS

Exhibit A	—	Lock-Up Agreement

Exhibit B	—	Side Letter

Exhibit C	—	Defined Terms

List of Exhibits

EXHIBIT A

LOCK-UP AGREEMENT

[See Attached]

A-1

EXHIBIT B

SIDE LETTER

[See Attached]

B-1

EXHIBIT C

DEFINED TERMS

Adoption Agreement	§ 1.3
Agreement	Introduction
Closing	§ 2.1
Code	§ 3.11
Commission	Recitals
Common Stock	Recitals
Company	Introduction
Company Fundamental Representations	§ 7.3
Company Indemnified Parties	§ 7.1	(b)
Company Indemnified Party	§ 7.1	(b)
Company Losses	§ 7.1	(b)
Company Stock Plans	§ 3.11
Environmental Laws	§ 3.26
ERISA	§ 3.28
Exchange Act	§ 3.29
Expiration Date	§ 7.3
Hazardous Materials	§ 3.27
Indemnified Party	§ 7.4
Indemnifying Party	§ 7.4
Indemnity Notice	§ 7.4
Initial Public Offering	Recitals
Initial Public Offering Economics	Recitals
Investor	Introduction
Investor Fundamental Representations	§ 7.1	(b)
Investor Indemnified Parties	§ 7.1	(a)
Investor Indemnified Party	§ 7.1	(a)
Investor Lock-Up Agreement	§ 1.4
Investor Losses	§ 7.1	(a)
Issuer Free Writing Prospectus	§ 3.3

Material Adverse Effect	§ 3.7
Money Laundering Laws	§ 3.33
OFAC	§ 3.34
Opt-Out Event	§ 1.1
person	§ 7.4
Plan	§ 3.28
Preliminary Prospectus	Recitals
Pricing Disclosure Package	Recitals
Pricing Notification	§ 1.1
Primary Shares Amount	Recitals
Prospectus	Recitals
Public Share Price	Recitals
Purchase Notification	§ 1.1
Registration Rights Agreement	§ 3.8
Registration Statement	Recitals
Release	§ 3.27
Representatives	Recitals
Rule 430 Information	Recitals
Rule 462 Registration Statement	Recitals
Secondary Shares Amount	Recitals
Securities	§ 1.1
Securities Act	Recitals
Selling Stockholders	Recitals
Side Letter	§ 3.8
Stock Options	§ 3.11
Stockholders Agreement	§ 3.8
Transaction Agreements	§ 3.8
Underwriter Share Price	Recitals
Underwriters	Recitals
Underwriting Agreement	Recitals

C-1